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                                                                      EXHIBIT 21
                       LANDRY'S SEAFOOD RESTAURANTS, INC.
                              LIST OF SUBSIDIARIES

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
 .  West End Seafood, Inc.                                            .  Landry's Management, L.P. -- A Limited Partnership
 .  Landry's Seafood House - Alabama, Inc.                            .  Landry's Trademark, Inc.
 .  Landry's Seafood House - Arlington, Inc.                          .  Cryo Realty, Inc.
 .  Landry's Seafood House - Addison, Inc.                            .  Crab House, Inc.
 .  Landry's Seafood House - New Orleans, Inc.                        .  Bayport Restaurant Group, Inc.
 .  Landry's Seafood House - Memphis, Inc.                            .  Captain Crab's Take-Away of 79/th/ Street, Inc.
 .  Landry's Seafood House - Little Rock, Inc.                        .  Cryo Tech Industries of North Carolina, Inc..
 .  Landry's Seafood House - Lafayette, Inc.                          .  Take-Away/King Shopping Plaza, Inc.
 .  Landry's Seafood Inn & Oyster Bar - Kemah, Inc.                   .  Landry's Seafood House - Illinois, Inc.
 .  Landry's Seafood Inn & Oyster Bar - Sugar Creek, Inc.             .  Landry's Seafood House - Kentucky, Inc.
 .  Willie G's Post Oak, Inc.                                         .  Landry's Seafood House - North Carolina, Inc.
 .  Landry's Seafood & Steak House - Corpus Christi, Inc.
 .  Landry's Seafood Inn & Oyster Bar - Galveston, Inc.
 .  Willie G's Galveston, Inc.
 .  Landry's Seafood House - Austin, Inc.
 .  Landry's Seafood Inn & Oyster Bar, Inc.
 .  Landry's Seafood Inn & Oyster Bar - San Antonio, Inc.
 .  Landry's Seafood House - San Luis, Inc.
 .  Landry's Seafood House - Biloxi, Inc.
 .  Landry's Seafood House - Florida, Inc.
 .  Landry's Seafood House - Arizona, Inc.
 .  Landry's Crab Shack, Inc.
 .  Landry's Seafood House - Colorado, Inc.
 .  Landry's Seafood House - Oklahoma, Inc.
 .  Landry's Seafood House - Missouri, Inc.
 .  Landry's Seafood House - South Carolina, Inc.
 .  Crab Addison, Inc.
 .  Landry's Seafood House - Nevada, Inc.
 .  Landry's Seafood House - Ohio, Inc.
 .  Landry's Seafood House - New Mexico, Inc.
 .  Summit Seafood Supply, Inc.
 .  Dios Construction, Inc.
 .  LSRI Holdings, Inc.
 .  Landry's G.P., Inc.
 .  Landry's Limited, Inc.

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